Exhibit 10.5

The Arrangement Resolution

RESOLUTION OF THE SHAREHOLDERS
OF AYURCANN HOLDINGS CORP. (the “Corporation”)

BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE SHAREHOLDERS THAT:

1.	The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving the Corporation, its shareholders, Ayurcann Holding Corp., an Ontario corporation (“PubCo”), DE Ayurcann Merger Sub Inc., a Delaware corporation (“Merger Sub”), CAN Ayurcann Merger Sub, Inc., an Ontario corporation (“Canadian Merger Sub”) and Arogo Capital Acquisition Corp., a Delaware corporation (“SPAC”) all as more particularly described and set forth in the management information circular (the “Circular”) of the Corporation dated [●], 2024 accompanying the notice of meeting (as the Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

2.	The plan of arrangement (the “Plan of Arrangement”), implementing the Arrangement, the full text of which is appended to the Circular (as the Plan of Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

3.	The Business Combination Agreement (the “Business Combination Agreement”) between the Corporation, PubCo, Canadian Merger Sub, Merger Sub and SPAC dated June 25, 2024 and all the transactions contemplated therein, the actions of the directors of the Corporation in approving the Arrangement and the actions of the directors and officers of the Corporation in executing and delivering the Business Combination Agreement and any amendments thereto are hereby ratified and approved.

4.	The Corporation is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Business Combination Agreement and the Plan of Arrangement (as they may be, or may have been, modified, supplemented or amended).

5.	Notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of the Corporation or that the Arrangement has been approved by the Court, the directors of the Corporation are hereby authorized and empowered, without further notice to, or approval of, the shareholders of the Corporation:

a.	to amend the Business Combination Agreement or the Plan of Arrangement to the extent permitted by the Business Combination Agreement or the Plan of Arrangement; or

b.	subject to the terms of the Business Combination Agreement, not to proceed with the Arrangement.

6.	Any director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation to execute articles of arrangement (the “Articles of Agreement”) to give effect to the Plan of Arrangement and to deliver such other documents as are necessary or desirable under the OBCA in accordance with the Articles of Arrangement.

7.	Any director or officer of the Corporation is hereby authorized and directed, for and on behalf and in the name of the Corporation, to execute and deliver, whether under the corporate seal of the Corporation or otherwise, all such deeds, instruments, assurances, agreements, forms, waivers, notices, certificates, confirmations and other documents and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Business Combination Agreement, the Articles of Arrangement and the completion of the Plan of Arrangement in accordance with the terms of the Business Combination Agreement, including:

a.	all actions required to be taken by or on behalf of the Corporation, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

b.	the signing of the certificates, consents and other documents or declarations required under the Business Combination Agreement or otherwise to be entered into by the Corporation;

c.	such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.